Exhibit 99.1
VIAVI ANNOUNCES FOURTH QUARTER AND YEAR END FISCAL 2018 RESULTS
Fourth Quarter

•	Net revenue of $264.0 million, up $65.9 million or 33.3% year-over-year

•	GAAP operating margin of (3.4)%, down 950 bps year-over-year

•	Non-GAAP operating margin of 14.0%, down 100 bps year-over-year

•	GAAP EPS from continuing operations of $(0.13), down $0.18 or (360.0)% year-over-year

•	Non-GAAP EPS from continuing operations of $0.14, up $0.02 or 16.7% year-over-year
Fiscal 2018

•	Net revenue of $880.4 million, up $69.0 million or 8.5% year-over-year

•	GAAP operating margin of 0.6%, down (110) bps year-over-year

•	Non-GAAP operating margin of 14.2%, up 90 bps year-over-year

•	GAAP EPS from continuing operations of $(0.20), down (0.90) or (128.6)% year-over-year

•	Non-GAAP EPS from continuing operations of $0.46, up $0.06 or 15.0% year-over-year

San Jose, California, August 14, 2018 — VIAVI (NASDAQ: VIAV) today reported results for its fourth fiscal quarter ended June 30, 2018.

Fourth quarter of fiscal 2018 net revenue was $264.0 million. GAAP net loss was $(28.8) million, or $(0.13) per share. Non-GAAP net income was $31.7 million, or $0.14 per share.

Third quarter of fiscal 2018 net revenue was $219.4 million. GAAP net loss was $(8.7) million or $(0.04) per share. Non-GAAP net income was $29.2 million, or $0.13 per share.

Fourth quarter of fiscal 2017 net revenue was $198.1 million. GAAP net income was $12.1 million, or $0.05 per share. Non-GAAP net income was $26.9 million, or $0.12 per share.

“VIAVI executed well on its strategic priorities in fiscal year 2018.  We improved NSE revenue quality, resulting in operating margin expansion, and increased revenue scale with the acquisitions of Trilithic and the recent T&M businesses of Cobham. We also diversified OSP’s profit profile with the successful launch of 3D Sensing products. The 3D Sensing revenue is expected to see continued strong growth in fiscal year 2019,” said Oleg Khaykin, VIAVI’s President and Chief Executive Officer.  “Q4 had a strong finish as revenue, non-GAAP operating margin and EPS exceeded the midpoint guidance range.”

Khaykin added, “Looking ahead to fiscal 2019, we are optimistic on several macro industry trends that is expected to further drive revenue and profitability growth for VIAVI through increased Fiber-to-the-Home deployment, 5G wireless deployment and further adoption of 3D Sensing on mobile devices.”

Financial Overview:

The tables below (in millions, except percentage, and per share data) provide comparisons of quarterly results to prior periods, including sequential quarterly and year-over-year changes. A reconciliation between GAAP and non-GAAP measures is contained in this release under the section titled “Use of Non-GAAP (Adjusted) Financial Measures.”

Fourth Quarter Ended June 30, 2018

	GAAP Results
	Q4	Q3	Q4	Change
	FY 2018	FY 2018	FY 2017	Q/Q	Y/Y
Net revenue	$264.0	$219.4	$198.1	20.3%	33.3%
Gross margin	51.6%	56.4%	60.2%	(480) bps	(860) bps
Operating margin	(3.4)%	0.2%	6.1%	(360) bps	(950) bps
Income (loss) from operations	(9.0)	0.4	12.0	(2,350.0)%	(175.0)%
Net (loss) income per share from continuing operations	(0.13)	(0.04)	0.05	(225.0)%	(360.0)%

	Non-GAAP Results
	Q4	Q3	Q4	Change
	FY 2018	FY 2018	FY 2017	Q/Q	Y/Y
Non-GAAP gross margin	59.3%	61.3%	62.7%	(200) bps	(340) bps
Non-GAAP operating margin	14.0%	15.1%	15.0%	(110) bps	(100) bps
Non-GAAP income from operations	37.0	33.2	29.8	11.4	24.2
Non-GAAP net income per share	0.14	0.13	0.12	7.7	16.7

	Net Revenue by Segment
	Q4	% of Net	Q3	Q4	Change
	FY 2018	revenue	FY 2018	FY 2017	Q/Q	Y/Y
Network Enablement	$178.2	67.5%	$127.0	$105.0	40.3%	69.7%
Service Enablement	32.6	12.3%	30.1	29.5	8.3%	10.5%
Optical Security and Performance Products	53.2	20.2%	62.3	63.6	(14.6)%	(16.4)%
Total	$264.0	100.0%	$219.4	$198.1	20.3%	33.3%
Fiscal Year Ended June 30, 2018

	GAAP Results
	FY 2018	FY 2017	Change Y/Y
Net revenue	880.4	811.4	8.5%
Gross margin	55.9%	59.9%	(400) bps
Operating margin	0.6%	1.7%	(110) bps
Income from operations	5.1	13.6	(62.5)%
Net (loss) income per share	(0.20)	0.70	(128.6)%

	Non-GAAP Results
	FY 2018	FY 2017	Change Y/Y
Non-GAAP gross margin	60.9%	62.4%	(150) bps
Non-GAAP operating margin	14.2%	13.3%	90 bps
Non-GAAP income from operations	125.0	107.6	16.2%
Non-GAAP net income per share	0.46	0.40	15.0%

	Net Revenue by Segment
	FY 2018	% of Net revenue	FY 2017	Change Y/Y
Network Enablement	$538.5	61.1%	$444.0	21.3%
Service Enablement	123.8	14.1%	135.2	(8.4)%
Optical Security and Performance Products	218.1	24.8%	232.2	(6.1)%
Total	$880.4	100.0%	$811.4	8.5%

•
Americas, Asia-Pacific and EMEA customers represented 44.0%, 25.3% and 30.7%, respectively, of total net revenue for the quarter ended June 30, 2018. Americas, Asia-Pacific and EMEA customers represented 47.8%, 24.1% and 28.1%, respectively, of total net revenue for the year ended June 30, 2018.

•
The Company will adopt Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, as amended (commonly referred to as ASC 606) on July 1, 2018 using the full retrospective method.  The adoption of ASC 606 is currently expected to result in a reduction to VIAVI’s fiscal year 2018 revenue by approximately $4 million to $8 million as compared to the revenue recognized under the legacy ASC 605 standard. The most significant impact of the new standard relates to accounting for software revenue in our Service Enablement reporting segment.

•	As of June 30, 2018, the Company held $788.0 million in total cash and investments.

•
As of June 30, 2018, the Company had $962.0 million of total aggregate principal amount of senior convertible notes, with net carrying value of $833.2 million. The Company had $277.0 million aggregate principal amount of 0.625% Notes as of June 30, 2018. The 0.625% Notes with net carrying value of $275.3 million as of June 30, 2018 was classified as current portion of long-term debt. The Company also had $460.0 million aggregate principal amount of 1.00% Senior Convertible Notes and $225.0 million aggregate principal amount of 1.75% Senior Convertible Notes with a net carrying value of $557.9 million classified as long-term debt, net of current portion.

•	During the fiscal quarter ended June 30, 2018, the Company generated $17.5 million of cash from operations.

Business Outlook for the First Quarter of Fiscal 2019

For the first quarter of fiscal 2019 ending September 29, 2018, the Company expects net revenue to be between $257 million to $277 million and non-GAAP earnings per share to be $0.12 to $0.15.

With respect to our expectations above, the Company has not reconciled non-GAAP net income per share to GAAP net income (loss) per share in this press release because it is unable to provide a meaningful or accurate estimate of certain reconciling items described in the “Use of Non-GAAP (Adjusted) Financial Measures” section below and the information is not available without unreasonable effort as a result of the inherent difficulty of forecasting the timing and/or amounts of certain items, including gain or loss on debt extinguishment and certain charges related to acquisition and integration. In addition, the Company believes such reconciliations would imply a degree of precision that may be confusing or misleading to investors.

Conference Call

The Company will discuss these results and other related matters at 1:30 p.m. Pacific Standard Time on August 14, 2018 in a live webcast, which will also be archived for replay on the Company’s website at www.viavisolutions.com/investors.  The Company will post supplementary slides outlining the Company’s latest financial results on www.viavisolutions.com/investors under the “Quarterly Results” section concurrently with this earnings press release. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.

About VIAVI Solutions

VIAVI (NASDAQ: VIAV) is a global provider of network test, monitoring and assurance solutions to communications service providers, enterprises, network equipment manufacturers, civil government, military and avionics customers, supported by a worldwide channel community including VIAVI Velocity Solution Partners. We deliver end-to-end visibility across physical, virtual and hybrid networks, enabling customers to optimize connectivity, quality of experience and profitability. VIAVI is also a leader in high performance thin film optical coatings, providing light management solutions to anti-counterfeiting, consumer electronics, automotive, defense and instrumentation markets. Learn more about VIAVI at www.viavisolutions.com. Follow us on VIAVI Perspectives, LinkedIn, Twitter, YouTube and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include any expectation, anticipation or guidance as to future financial performance, including future revenue, gross margin, operating expense, operating margin, profitability targets, cash flow and other financial metrics, as well as the impact and duration of certain trends and market position and conditions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, the Company’s ability to predict future financial performance continues to be difficult due to, among other things: (a) continuing general limited visibility across many of our product lines; (b) quarter-over-quarter product mix fluctuations, which can materially impact profitability measures due to the broad gross margin ranges across our portfolio; (c) consolidations in our customer base; (d) unforeseen changes in the demand for current and new products, technologies, and services and) customer purchasing delays as they assess or transition to such new technologies and/or new architectures, both of which limit near-term demand visibility, and could negatively impact potential revenue; (e) continued decline of average selling prices across our businesses; (f) notable seasonality and a significant level of in-quarter book-and-ship business; (g) various product and manufacturing transfers, site consolidations, product discontinuances and the restructuring and workforce reduction plans, including the plan announced in January 2017 that have caused and may cause short-term disruptions; (h) challenges integrating the businesses the Company has acquired and realizing all of the expected benefits and savings; (i) the ability of our suppliers and contract manufacturers to meet production and delivery requirements to our forecasted demand; (j) potential disruptions or delays to our manufacturing and operations due to natural disasters such as the recent wildfires in Northern California; (k) the uncertain impact to our supply chain of tariffs, sanctions and other trade measures imposed by domestic and foreign governments and the possibility of escalation of “trade wars”; and (l) inherent uncertainty related to global markets and the effect of such markets on demand for our products. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. For more information on these risks, please refer to the “Risk Factors” section included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 2017 filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date thereof and the Company assumes no obligation to update such statements.

Contact Information

Investors:
Bill Ong
408-404-4512
bill.ong@viavisolutions.com

Press:
Amit Malhotra
202-341-8624
amit.malhotra@viavisolutions.com

The following financial tables are presented in accordance with GAAP, unless otherwise specified.

-SELECTED PRELIMINARY FINANCIAL DATA -

VIAVI SOLUTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)
PRELIMINARY

	Three Months Ended		Years Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net revenue	$264.0	$198.1	$880.4	$811.4
Cost of revenues	115.5	75.7	361.5	311.1
Amortization of acquired technologies	12.3	3.2	26.7	14.3
Gross profit	136.2	119.2	492.2	486.0
Operating expenses:
Research and development	42.2	30.2	133.3	136.3
Selling, general and administrative	89.0	72.0	324.5	300.5
Amortization of other intangibles	10.0	3.6	21.0	14.0
Restructuring and other charges	4.0	1.4	8.3	21.6
Total operating expenses	145.2	107.2	487.1	472.4
(Loss) income from operations	(9.0)	12.0	5.1	13.6
Interest and other income, net	3.1	3.0	9.7	13.1
Gain (loss) on sale of investments	—	16.5	(0.1)	203.1
Interest expense	(11.7)	(13.9)	(47.3)	(43.2)
(Loss) income before taxes	(17.6)	17.6	(32.6)	186.6
Provision for income taxes	11.2	5.5	13.4	21.3
(Loss) income from continuing operations, net of taxes	(28.8)	12.1	(46.0)	165.3
Income (loss) from discontinued operations, net of taxes	—	1.6	—	1.6
Net (loss) income	$(28.8)	$13.7	$(46.0)	$166.9

Net (loss) income per share - basic:
Continuing operations	$(0.13)	$0.05	$(0.20)	$0.72
Discontinued operations	—	0.01	—	0.01
Net income (loss)	$(0.13)	$0.06	$(0.20)	$0.73

Net income (loss) per share from - diluted:
Continuing operations	$(0.13)	$0.05	$(0.20)	$0.70
Discontinued operations	—	0.01	—	0.01
Net (loss) income	$(0.13)	$0.06	$(0.20)	$0.71

Shares used in per share calculation - basic	226.5	227.3	227.1	229.9
Shares used in per share calculation - diluted	226.5	232.5	227.1	234.5

The preliminary financial statements are estimated based on our current information.

VIAVI SOLUTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)
PRELIMINARY

	June 30, 2018	July 1, 2017
ASSETS
Current assets:
Cash and cash equivalents	$611.4	$1,004.4
Short-term investments	169.3	432.2
Restricted cash	7.3	11.2
Accounts receivable, net	217.5	120.4
Inventories, net	92.3	48.0
Prepayments and other current assets	54.8	50.8
Total current assets	1,152.6	1,667.0
Property, plant and equipment, net	170.5	136.9
Goodwill	336.3	151.6
Intangibles, net	235.1	31.1
Deferred income taxes	114.5	109.5
Other non-current assets	13.6	14.4
Total assets	$2,022.6	$2,110.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$55.5	$32.6
Accrued payroll and related expenses	51.4	43.8
Deferred revenue	71.9	60.2
Accrued expenses	30.1	30.8
Current portion of long-term debt	275.3	—
Other current liabilities	77.0	61.4
Total current liabilities	561.2	228.8
Long-term debt, net of current portion	557.9	931.4
Other non-current liabilities	182.8	163.9
Total stockholders’ equity	720.7	786.4
Total liabilities and stockholders’ equity	$2,022.6	$2,110.5

The preliminary financial statements are estimated based on our current information.

VIAVI SOLUTIONS INC.
REPORTABLE SEGMENT INFORMATION
(in millions, unaudited)
PRELIMINARY

	Three Months Ended June 30, 2018
	Network and Service Enablement
	Network Enablement	Service Enablement	Network and Service Enablement	Optical Security and Performance Products	Other Items (1)	Consolidated GAAP Measures
Net revenue	$178.2	$32.6	$210.8	$53.2	$—	$264.0

Gross profit	108.3	23.5	131.8	24.8	(20.4)	136.2
Gross margin	60.8%	72.1%	62.5%	46.6%		51.6%

Operating income			22.0	15.0	(46.0)	(9.0)
Operating margin			10.4%	28.2%		(3.4)%

	Three Months Ended July 1, 2017
	Network and Service Enablement
	Network Enablement	Service Enablement	Network and Service Enablement	Optical Security and Performance Products	Other Items (1)	Consolidated GAAP Measures
Net revenue	$105.0	$29.5	$134.5	$63.6	$—	$198.1

Gross profit	66.8	20.1	86.9	37.3	(5.0)	119.2
Gross margin	63.6%	68.1%	64.6%	58.6%		60.2%

Operating income			1.6	28.2	(17.8)	12.0
Operating margin			1.2%	44.3%		6.1%

	Year Ended June 30, 2018
	Network and Service Enablement
	Network Enablement	Service Enablement	Network and Service Enablement	Optical Security and Performance Products	Other Items (1)	Consolidated GAAP Measures
Net revenue	$538.5	$123.8	$662.3	$218.1	$—	$880.4

Gross profit	333.6	87.1	420.7	115.2	(43.7)	492.2
Gross margin	61.9%	70.4%	63.5%	52.8%		55.9%

Operating income			46.8	78.2	(119.9)	5.1
Operating margin			7.1%	35.9%		0.6%

	Year Ended July 1, 2017
	Network and Service Enablement
	Network Enablement	Service Enablement	Network and Service Enablement	Optical Security and Performance Products	Other Items (1)	Consolidated GAAP Measures
Net revenue	$444.0	$135.2	$579.2	$232.2	$—	$811.4

Gross profit	286.3	86.2	372.5	133.8	(20.3)	486.0
Gross margin	64.5%	63.8%	64.3%	57.6%		59.9%

Operating income			7.3	100.3	(94.0)	13.6
Operating margin			1.3%	43.2%		1.7%

(1) Other items include stock-based compensation, amortization of intangibles, and other charges unrelated to core operating performance primarily consisted of acquisition related costs, amortization of acquisition-related inventory step-up, loss on disposal of long-lived assets and Company specific charges related to the separation.

The preliminary financial schedules are estimated based on our current information.

Use of Non-GAAP (Adjusted) Financial Measures

The Company provides non-GAAP gross margin, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA financial measures as supplemental information regarding the Company’s operational performance. The Company uses the measures disclosed in this release to evaluate the Company’s historical and prospective financial performance, as well as its performance relative to its competitors. Specifically, management uses these items to further its own understanding of the Company’s core operating performance, which the Company believes represent its performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from core operating performance items such as those relating to certain purchase price accounting adjustments, amortization of acquisition-related intangibles and inventory step-up, stock-based compensation, restructuring, separation costs, and certain investing expenses and non-cash activities that management believes are not reflective of such ordinary, ongoing and customary course activities. Additionally, the Company excludes the results of discontinued operations in calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA for all periods reported. The Company believes excluding these items enables investors to evaluate more clearly and consistently the Company’s core operational performance as the Company is no longer active in its discontinued operations.

The Company believes providing this additional information allows investors to see Company results through the eyes of management. The Company further believes that providing this information allows investors to better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP adjustments described in this release have historically been excluded by the Company from its non-GAAP financial measures. The non-GAAP adjustments, and the basis for excluding them, are outlined below.

Cost of revenues, costs of research and development and costs of selling, general and administrative: The Company’s GAAP presentation of gross margin and operating expenses may include (i) additional depreciation and amortization from changes in estimated useful life and the write-down of certain property, equipment and intangibles that have been identified for disposal but remained in use until the date of disposal, (ii) workforce related charges such as severance, retention bonuses and employee relocation costs related to formal restructuring plans, (iii) costs for facilities not required for ongoing operations, and costs related to the relocation of certain equipment from these facilities and/or contract manufacturer facilities, (iv) stock-based compensation, and (v) other charges unrelated to our core operating performance comprising mainly of acquisition, amortization of related intangibles and inventory step-up, integration, litigation and other costs and contingencies unrelated to current and future operations, including Company specific incremental charges for professional fees and additional personnel costs to complete the separation as well as transformational initiatives such as the implementation of simplified automated processes, site consolidations, and reorganizations. The Company excludes these items in calculating non-GAAP gross margin, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA. The Company believes excluding these items enables investors to evaluate more clearly and consistently the Company’s core operational performance.

Amortization of intangibles: The Company includes amortization expense related to intangibles in its GAAP presentation of cost of revenues and operating expense. The Company excludes these significant non-cash items in calculating non-GAAP gross margin, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, because it believes doing so provides investors a clearer and more consistent view of the Company’s core operating performance in terms of cost of revenues and operating expenses.

Non-cash interest expense and other expense: The Company incurred non-cash interest expense accretion of the debt discount on its convertible debt instruments. The Company incurred a loss in connection with repurchasing certain of its 0.625% Senior Convertible Notes which was recorded in interest and other income, net, in compliance with the authoritative guidance. The Company eliminates these items in calculating non-GAAP net income (loss), and non-GAAP net income (loss) per share, because it believes that in so doing, it can provide investors a clearer and more consistent view of the Company’s core operating performance.

Gain or loss on sale of available for-sale investments: The Company has sold available-for-sale investments and includes the impact of these activities in its GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business does not include making financial investments in third parties. Moreover, the amount and timing of gains and losses on the sale of available-for-sale investments are unpredictable. Consequently, the Company excludes these items in calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, and adjusted EBITDA because it believes gains or losses on these sales are not related to the Company’s ongoing core business and operating performance.

Income tax expense or benefit: The Company excludes certain non-cash tax expense or benefit items, such as the utilization of net operating losses where valuation allowances were released, intra-period tax allocation benefit and other significant events, such as impact of US tax reform enacted in December 2017 and the spin-off of Lumentum. The Company believes excluding these items enables investors to evaluate more clearly and consistently the Company’s core operational performance.

Interest, taxes, depreciation, amortization and other adjustments: The Company’s EBITDA calculation primarily excludes interest and other income (expense), interest expense, taxes, depreciation and amortization, and other items that are not part of its core operating performance described above. The Company’s adjusted EBITDA excludes items in addition to the items excluded from the EBITDA calculation such as stock-based compensation, impairment of goodwill, restructuring and related charges (benefits), gain or loss on sale of available for-sale investments and other charges related to activities that are not part of its core operating performance described above. Management believes adjusted EBITDA is a good indicator of the Company’s core operational cash flow.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP net income (loss) is net income (loss). The GAAP measure most directly comparable to non-GAAP net income (loss) per share is net income (loss) per share. The Company believes these GAAP measures alone are not indicative of its core operating expenses and performance.

VIAVI SOLUTIONS INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in millions, except per share data)
(unaudited)
PRELIMINARY
The following tables reconcile GAAP measures to non-GAAP measures:

	Three Months Ended				Years Ended
	June 30, 2018		July 1, 2017		June 30, 2018		July 1, 2017
	Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP measures	$136.2	51.6%	$119.2	60.2%	$492.2	55.9%	$486.0	59.9%
Stock-based compensation	0.9	0.3%	0.9	0.5%	3.3	0.4%	3.6	0.4%
Other charges unrelated to core operating performance (1)	7.2	2.7%	0.9	0.5%	13.7	1.6%	2.4	0.3%
Amortization of intangibles	12.3	4.7%	3.2	1.5%	26.7	3.0%	14.3	1.8%
Total related to Cost of Revenue	20.4	7.7%	5.0	2.5%	43.7	5.0%	20.3	2.5%
Non-GAAP measures	$156.6	59.3%	$124.2	62.7%	$535.9	60.9%	$506.3	62.4%

	Three Months Ended				Years Ended
	June 30, 2018		July 1, 2017		June 30, 2018		July 1, 2017
	Operating Income	Operating Margin	Operating Income	Operating Margin	Operating Income	Operating Margin	Operating Income	Operating Margin
GAAP measures	$(9.0)	(3.4)%	$12.0	6.1%	$5.1	0.6%	$13.6	1.7%
Stock-based compensation	7.7	2.9%	7.3	3.6%	30.5	3.5%	33.2	4.1%
Other charges unrelated to core operating performance (1)	12.0	4.5%	2.3	1.2%	33.4	3.8%	10.9	1.3%
Amortization of intangibles	22.3	8.4%	6.8	3.4%	47.7	5.4%	28.3	3.5%
Restructuring and related charges	4.0	1.6%	1.4	0.7%	8.3	0.9%	21.6	2.7%
Total related to Cost of Revenue and Operating Expenses	46.0	17.4%	17.8	8.9%	119.9	13.6%	94.0	11.6%
Non-GAAP measures	$37.0	14.0%	$29.8	15.0%	$125.0	14.2%	$107.6	13.3%

	Three Months Ended				Years Ended
	June 30, 2018		July 1, 2017		June 30, 2018		July 1, 2017
	Net (loss) Income	Diluted EPS	Net (loss) Income	Diluted EPS	Net (loss) Income	Diluted EPS	Net (loss) Income	Diluted EPS
GAAP measures	$(28.8)	$(0.13)	$12.1	$0.05	$(46.0)	$(0.20)	$165.3	$0.70
Items reconciling GAAP net (loss) income and EPS to non-GAAP net income and EPS:
Stock-based compensation	7.7	0.03	7.3	0.03	30.5	0.13	33.2	0.14
Other charges unrelated to core operating performance (1)	12.0	0.05	2.3	0.01	33.4	0.15	10.9	0.05
Amortization of intangibles	22.3	0.10	6.8	0.03	47.7	0.21	28.3	0.12
Restructuring and related charges	4.0	0.02	1.4	0.01	8.3	0.04	21.6	0.09
Loss (gain) on sale of investments (2)	—	—	(16.5)	(0.07)	0.1	—	(203.1)	(0.87)
Non-cash interest expense and other expense	8.4	0.04	11.4	0.05	38.1	0.17	33.3	0.14
Provision for (benefit from) income taxes	6.1	0.03	2.1	0.01	(5.7)	(0.02)	4.6	0.02
Total related to net income (loss) and EPS	60.5	0.26	14.8	0.06	152.4	0.66	(71.2)	(0.30)
Non-GAAP measures	$31.7	$0.14	$26.9	$0.12	$106.4	$0.46	$94.1	$0.40
Shares used in per share calculation for Non-GAAP EPS		226.5		232.5		227.1		234.5
Note: Certain totals may not add due to rounding

(1)
During the twelve months ended June 30, 2018 and July 1, 2017, other charges unrelated to core operating performance primarily consisted of acquisition related costs, amortization of acquisition-related inventory step-up, loss on disposal of long-lived assets and Company specific charges related to the separation.

(2)
During the three and twelve months ended July 1, 2017, the Company sold 0.4 million and 7.2 million shares, respectively, of the 11.7 million shares of Lumentum common stock which was retained as part of the separation of Lumentum. The Company recognized a realized gain of $16.5 million and $203.0 million on the sale.

The preliminary financial schedules are estimated based on our current information.

VIAVI SOLUTIONS INC.
RECONCILIATION OF GAAP MEASURES TO ADJUSTED EBITDA
(in millions, unaudited)
PRELIMINARY

	Three Months Ended		Years Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
GAAP net (loss) income from continuing operations	$(28.8)	$12.1	$(46.0)	$165.3
Interest and other income, net	(3.1)	(3.0)	(9.7)	(13.1)
Interest expense	11.7	13.9	47.3	43.2
Provision for income taxes	11.2	5.5	13.4	21.3
Depreciation	11.4	7.2	36.9	29.4
Amortization	22.3	6.8	47.7	28.3
EBITDA from continuing operations	24.7	42.5	89.6	274.4
Loss (gain) on sale of investments (1)	—	(16.5)	0.1	(203.1)
Costs related to restructuring and related charges	4.0	1.4	8.3	21.6
Costs related to stock-based compensation	7.7	7.3	30.5	33.2
Other charges unrelated to core operating performance (2)	12.0	2.3	33.4	10.9
Adjusted EBITDA from continuing operations	$48.4	$37.0	$161.9	$137.0
Note: Certain totals may not add due to rounding

(1)
During the three and twelve months ended July 1, 2017, the Company sold 0.4 million and 7.2 million shares, respectively, of the 11.7 million shares of Lumentum common stock which was retained as part of the separation of Lumentum. The Company recognized a realized gain of $16.5 million and $203.0 million on the sale.

(2)
During the twelve months ended June 30, 2018 and July 1, 2017, other charges unrelated to core operating performance primarily consisted of acquisition related costs, amortization of inventory step-up, loss on disposal of long-lived assets and Company specific charges related to the separation.

The preliminary financial schedules are estimated based on our current information.